UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2008

                                   DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta,
                  Georgia  30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (404) 715-2600

Registrant’s Web site address:    www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 7, 2008, the Personnel & Compensation Committee of the Board of Directors (the “P&C Committee”) of Delta Air Lines, Inc. (the “Company” or “Delta”) adopted the Delta Air Lines, Inc. 2008 Management Incentive Plan (the “2008 MIP”) and the Delta Air Lines, Inc. 2008 Long Term Incentive Program (the “2008 LTIP”).  Both the 2008 MIP and the 2008 LTIP were adopted under the Delta Air Lines, Inc. 2007 Performance Compensation Plan (the “2007 Performance Plan”) and are subject to the terms of the 2007 Performance Plan.  The 2007 Performance Plan was filed as Exhibit 10.1 to Delta’s Form 8-K filed on March 22, 2007.  Copies of the 2008 MIP and 2008 LTIP are filed herewith.

The Delta Air Lines, Inc. 2008 Management Incentive Program

The 2008 MIP is an annual cash incentive plan similar to the plan that was in place in 2007.  It once again closely links pay and performance by providing management employees with a compensation opportunity based on Delta’s achieving key business plan goals in 2008.  The 2008 MIP also closely aligns the interests of Delta management and other employees because the 2008 MIP goals are the same ones that drive payouts under Delta’s broad-based employee profit sharing program (under which Delta pays at least 15% of its annual pre-tax income, as defined in the program, to eligible employees) (the “Profit Sharing Program”) and shared rewards program (under which eligible employees may receive payments of up to $100 per month based on Delta’s baggage handling, completion factor and on-time arrival performance) (the “Shared Rewards Program”).

For officers at or above the senior vice president level, the annual incentive opportunity will be based (1) 50% on Delta’s financial performance; and (2) 50% on its operational performance.  The financial performance measure is Delta’s 2008 pre-tax income, which is the same measure used in the Profit Sharing Program.  The operational performance measures are the number of times in 2008 that Delta meets its monthly (1) Shared Rewards Program goals (which has a 37.5% weighting) and (2) completion factor and on-time performance Delta Connection goals (which has a 12.5% weighting).  Payouts under the 2008 MIP may range from 0% to 200% of target based on Delta’s performance in relation to the financial and operational performance measures.  The target MIP award for each officer was determined by the P&C Committee and expressed as a percentage of the officer’s annual base salary.

Even if Delta meets or exceeds its financial and operational performance targets, however, no payment will be made under the 2008 MIP to any participant under those measures unless there is a payment for 2008 under the Profit Sharing Program.

Certain forfeiture provisions and certain accelerated vesting provisions will apply under circumstances detailed in the 2008 MIP.

The Delta Air Lines, Inc. 2008 Long Term Incentive Program

The 2008 LTIP initiates a long term incentive plan for Delta.  It closely links pay and performance by providing management employees with a compensation opportunity based on the value of Delta’s common stock and the achievement of key financial objectives over a three-year performance period.  Therefore, the 2008 LTIP closely aligns the interests of Delta management with the Company’s other stakeholders.

Officers at or above the senior vice president level will receive equity-based compensation in the form of non-qualified stock options, restricted stock and performance shares.  The stock options and restricted stock will vest in equal annual installments on each of the first, second, and third anniversaries of the date of grant, subject to the participant’s continued employment with the Company.  All unexercised stock options will expire 10 years after the date of grant.

Each award of performance shares represents a long term incentive compensation opportunity.  Payment of performance shares, if any, will be based on the Company’s cumulative revenue growth and average annual pre-tax income margin over the three-year performance period ending December 31, 2010 relative to the performance of six other airlines in the Company’s peer group, subject to the participant’s continued employment with the Company.  Each such measure is weighted equally.  The payout of performance shares may range from 0% to 200% of the number of shares covered by the target performance share award.  Any performance shares earned under the 2008 LTIP will be settled in shares of Company common stock after the end of the three-year performance period.  Even if Delta meets or surpasses the target rankings, however, no payment of performance shares will be made under the 2008 LTIP to any participant until there is a payment under the Profit Sharing Program.

Certain forfeiture and accelerated vesting provisions will apply under circumstances detailed in the 2008 LTIP.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit 99.1                                The Delta Air Lines, Inc. 2008 Long Term Incentive Program

Exhibit 99.2                                Model Award Agreement for the Delta Air Lines, Inc. 2008 Long Term Incentive Program

Exhibit 99.3                                The Delta Air Lines, Inc. 2008 Management Incentive Program

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

	By:	/s/ Mike Campbell
Mike Campbell
Executive Vice President—HR, Labor &
Date: February 8, 2008		Communications

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EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	The Delta Air Lines, Inc. 2008 Long Term Incentive Program

Exhibit 99.2	Model Award Agreement for the Delta Air Lines, Inc. 2008 Long Term Incentive Program

Exhibit 99.3	The Delta Air Lines, Inc. 2008 Management Incentive Program

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